EXHIBIT 23.3

Heaton & Company, PLLC

240 North East Promontory, Suite 200

Farmington, Utah 84025

Kristofer Heaton, CPA William R. Denney, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members

Mimio LLC

We hereby consent to the incorporation of our report dated May 13, 2016, with respect to the financial statements of Mimio LLC for the years ended December 31, 2015 and 2014, the Registration Statement of Boxlight Corporation on Form S-1/A Amendment No. 16 to be filed on or about July 7, 2016. We also consent to the use of our name and the references to us included in the Registration Statement.

/s/ Heaton & Company, PLLC
Heaton & Company, PLLC
Farmington, Utah
July 8, 2016

240 N. East Promontory
Suite 200
Farmington, Utah
84025

(T) 801.218.3523

heatoncpas.com